SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 7, 2003
(Date of Report)
Date of earliest event reported: January 2, 2003

Intuit Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180	77-0034661
(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 5.    OTHER EVENTS.

On January 2, 2003, Intuit Inc. announced that it had hired Robert “Brad” Henske as Senior Vice President and Chief Financial Officer. Henske was formerly CFO for Synopsys, Inc., a supplier of electronic design automation software, where he was responsible for a variety of worldwide financial and administrative functions.

Henske replaces Greg Santora, who announced in August that he would be retiring at the end of the year. Santora will remain with Intuit for a short period of time to ensure a seamless transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2003	INTUIT INC.

	By:	/s/ LINDA FELLOWS
Linda Fellows Vice President, Investor Relations and Treasurer

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